Exhibit 99.11

Schedule “A”
Draft Escrow Agreement

SCHEDULE “A”

ESCROW AGREEMENT

This Escrow Agreement (the “Escrow Agreement”) is entered into this [•] day of 2007, in [•]

by and amongst

BLUE SKYE (LUX) S.À R.L., a company duly incorporated under the laws of Luxembourg, registration number at the Companies’ Register of Luxembourg (Registre de Commerce et des Sociétés) no. B 111 951, whose registered office is at 26, rue Philippe II, L-2340, Luxembourg, acting by its [•], Mr./Mrs. [•], pursuant to [•] (hereinafter referred to as the “Seller”);

and

KEMET Electronics Corporation, a company duly incorporated under the laws of of Delaware, whose registered office is at 2835 Kemet Way, Simpsonville, South Carolina 29681, USA, acting by its [•], Mr./Mrs. [•], pursuant to [•] (hereinafter referred to as the “Buyer”);

and

[•], a company duly incorporated under the laws of [•], whose registered office is at [•], acting by its [•], Mr./Mrs. [•], pursuant to [•] (hereinafter referred to as the “Escrow Agent”)

(the Seller, the Buyer and the Escrow Agent are hereinafter, collectively, referred to as the “Parties”).

RECITALS

(A)                 On [10] August 2007, the Buyer and the Seller entered into a sale and purchase agreement (the “Sale and Purchase Agreement”), according to which the Buyer purchased no. 45,906,700 shares (hereinafter, the “Shares”), representing the entire issued and outstanding stock capital of Arcotronics Italia S.p.A. (the “Company”);

(B)                   pursuant to Section 2.6 of the Sale and Purchase Agreement, on the Closing Date the Buyer shall deposit an amount equal to Euro 2,000,000.00 (two million) (such amount, as it may be restored by the Seller pursuant to Section 2.6 of the Sale and Purchase Agreement as a consequence of a Seller Adjustment Payment, the “Escrow Sum”), with the Escrow Agent, as a guarantee for the payment of (i) any adjustment to the Equity Purchase Price which might be due by the Seller to the Buyer as set out in Section 2.5 of the Sale and Purchase Agreement and/or (ii) any amount which may be due by the Seller to the Buyer as a consequence of the indemnification obligations arising pursuant to Section 7.1 of the Sale and Purchase Agreement;

(C)                   the Buyer and the Seller hereto intend to appoint the Escrow Agent and set forth the terms and conditions upon which the Escrow Sum will be managed by the Escrow Agent.

NOW THEREFORE, in consideration of the premises herein contained, the Parties, intending to be legally bound, hereby agree and covenant as follows:

1.                          DEFINITIONS

Words and expressions used in this Escrow Agreement and not expressly defined herein shall have the same meaning attributed to them in the Sale and Purchase Agreement.

2.                          APPOINTMENT OF ESCROW AGENT

The Buyer and the Seller hereby appoint, instruct and empower (under article 1726 of the Italian civil code) the Escrow Agent to perform all acts and activities provided for in this Escrow Agreement, in accordance with the terms and conditions set forth herein. The Escrow Agent hereby accepts the appointment.

3.                          DELIVERY OF THE ESCROW SUM

3.1                  By entering into this Escrow Agreement, the Parties acknowledge that the Buyer on the date hereof has transferred the Escrow Sum to the Escrow Agent in the bank account No. [•], CAB [•], ABI [•], IBAN Code [•] (the “Escrow Account”).

3.2                  The Escrow Sum will be held and managed solely by the Escrow Agent, pursuant to the terms and conditions set forth herein.

3.3                  Interest will accrue on the Escrow Sum at the rate of [•].

3.4                  All interest accrued on the Escrow Sum (hereinafter referred to as the “Accrued Interest”) shall be paid to the Buyer and/or to the Seller pursuant to Section 4 hereof.

4.                           PAYMENTS BY THE ESCROW AGENT

4.1                  The Escrow Sum, increased by the Accrued Interest (the “Amount Payable”), shall be held by the Escrow Agent in compliance hereof and shall be paid by the same all in strict accordance with the provisions of Sections 4.2 and 4.3 unless otherwise instructed in advance in writing and jointly by the Buyer and the Seller.

4.2                  The Escrow Agent shall distribute to the Buyer such portion of the Escrow Sum as may be necessary to pay any Seller Adjustment Payment pursuant to the Sale and Purchase Agreement.

Payments to the Buyer shall be made no more than 5 (five) Business Days after either:

(a)                    the delivery to the Escrow Agent of joint written instructions signed by Buyer and the Seller, specifying the amount of the Seller Adjustment Payment to be paid from the Escrow Sum to the Buyer; or

(b)                   the delivery by the Buyer to the Escrow Agent of a communication, along with a copy of the determination of the Auditor, released in accordance with Section 2.5 of the Sale and Purchase Agreement, certified by a Notary Public and sent also to the Seller, establishing (i) the Buyer’s right to receive the Seller Adjustment Payment, (ii) that the above mentioned determination of the Auditor is to be considered a final determination pursuant to the Sale and Purchase Agreement and (iii) that a certain amount of the Escrow Sum, corresponding to the value of the Seller Adjustment Payment, is to be released. It is understood that the Escrow Agent shall act exclusively pursuant to the aforesaid communication and in no case shall it verify the content of the aforesaid determination of the Auditor.

4.3                  The Escrow Agent shall distribute to the Buyer such portion of the Escrow Sum as may be necessary to pay Losses for which the Buyer, also in the interest of the Company or any of the Group Companies, as the case may be, is entitled to be indemnified pursuant to the Sale and Purchase Agreement.

Payments to the Buyer, also in the interest of the Company or any of the Group Companies, as the case may be, shall be made no more than 5 (five) Business Days after either:

(a)                    the delivery to the Escrow Agent of joint written instructions signed by Buyer and the Seller, specifying the amount in respect of the Losses to be paid from the Escrow Sum to the Buyer; or

(b)                   the delivery by the Buyer to the Escrow Agent of a communication, along with a copy of a final arbitration award or a definitive and non-appealable judicial order, certified by a Notary Public and sent also to the Seller, establishing (i) the Buyer’s right to be indemnified under the Sale and Purchase Agreement and (ii) that a certain amount of the Escrow Sum is to be released in respect thereof. It is understood that the Escrow Agent shall act exclusively pursuant to the aforesaid communication and in no case shall it verify the content of the aforesaid arbitration award/judicial order.

5.                          TERMINATION OF THE ESCROW AGREEMENT

5.1                    This Escrow Agreement shall automatically terminate on the earlier of:

(i)            12 (twelve) months from the date hereof (provided however that, if a notice of a claim has been given by the Buyer to the Seller prior to the expiration of the above 12 (twelve)-month period which remain outstanding, an amount equal to the value of such claim, up to a maximum of Euro 1,000,000 (one million), shall remain in the Escrow Account, and this Escrow Agreement shall survive until such claim has been finally resolved or settled pursuant to Section 7.2 of the Sale and Purchase Agreement while the remaining Amount Payable (the “Released Amount”) shall be distributed by the Escrow Agent to the Seller in accordance with Section 5.2 below); or

(ii)           upon payment by the Escrow Agent of the Amount Payable to the Buyer and/or the Seller in accordance with the provisions of this Escrow Agreement, save that the provisions of Sections 5.2, 6, 7 and 8 shall continue to apply until all rights and obligations under this Escrow Agreement have been satisfied.

5.2                    Not later than the fifth (5th) Business Day after the earlier of:

(i)                        the lapse of the time period referred to in point (i) of Section 5.1 hereof; or

(ii)                     the receipt by the Escrow Agent of a joint communication by the Seller and the Buyer (such communication not to be unreasonably withheld or delayed on the part of the Buyer) to the Escrow Agent stating that a change of control event, as indicated in Section 5.5 of the Sale and Purchase Agreement, has occurred, the Escrow Agent shall distribute to the Seller the Released Amount or the Amount Payable (if any), as the case may be.

For the avoidance of doubt, where an amount has been retained in the Escrow Account in respect of claim(s) outstanding as at the 12° (twelfth) month from the date hereof, the Escrow Agent shall distribute to the Seller any Amount Payable remaining after such claim has been settled. Such distribution shall take place within the 5th (fifth) Business Day of a final arbitration award or a definitive and non-appealable judicial order settling the claim.

6.                          COSTS

The costs and expenses arising out or connected with this Escrow Agreement and the consideration due to the Escrow Agent for the creation and management of the Escrow Account shall amount to Euro [•] and shall be borne by the Buyer.

7.                          GENERAL PROVISIONS

7.1                  This Escrow Agreement may not be changed or modified other than by a written instrument signed by and on behalf of all Parties.

7.2                  Any communication or notice required or permitted to be given by any one of the Parties to any other Parties pursuant to this Escrow Agreement or in furtherance thereto, shall be deemed to have been duly and validly given (i) in the case of notice sent by letter, upon receipt of same, and (ii) in the case of notice sent by telefax, upon acknowledgement of successful and complete transmission by the fax machine of the sending Party, addressed, in each case, as follows:

(i)                        if to the Seller, to:

BLUE SKYE (LUX) S.À R.L.

26, rue Philippe II,

L-2340, Luxembourg

Attention: Lorenzo Patrassi;

Tel: +352 2673 8422;

Telefax: +352 2673 8432;

(ii)                     if to the Buyer, to:

KEMET Electronics Corporation

2835 Kemet Way

Simpsonville

South Carolina 29681

USA

Attention: David E. Gable, Senior Vice President and Chief Financial Officer;

Tel: 001 864 963 6484;

Telefax: 001 864 228 4161;

(iii)                  if to the Escrow Agent, to:

•.

Any Party may change the address or the persons to whom notices or copies thereof shall be directed by written notice to the other Parties pursuant to this Section 7.2.

7.3                This Escrow Agreement, and any of the rights and obligations created hereunder, shall not be assigned or transferred by any Party without the prior written consent of all the other Parties.

7.4                The headings of sections in this Escrow Agreement are provided for convenience only and shall not affect its construction or interpretation.

7.5                This Escrow Agreement shall be binding upon and inure to the benefit of each Party hereto and its successors and assignees.

7.6                No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the Party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

7.7                The Escrow Agent hereby waives any and all rights to offset that it may have against the Amount Payable including, without limitation, claims arising as a result of any claims,

amounts, liabilities, costs, expenses, damages, or other losses that the Escrow Agent may be otherwise entitled to collect from any Party to this Escrow Agreement.

8.                        GOVERNING LAW AND JURISDICTION

8.1                    This Escrow Agreement will be governed by and construed in accordance with Italian law.

8.2                  Any dispute among the Parties which relates to this Escrow Agreement or arises in connection herewith which cannot be amicably resolved between the concerned Parties shall be submitted to arbitration to be conducted pursuant to and in accordance with the rules of the Camera Arbitrale Nazionale e Internazionale di Milano (as currently in effect).

8.3                 Each Party hereby designates its respective addresses for the giving of notice, as set forth in Section 7.2, as its respective domiciles at which service of process may be made in any arbitration, legal action or proceeding arising hereunder.

8.4                 Without prejudice to the provisions of Section 8.2, the Parties each hereby elect the exclusive jurisdiction of any competent court in the city of Milan (Italy) with respect to any legal suit, action or proceeding which, under applicable law, may be instituted before a court of justice in connection with this Escrow Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed or cause this Escrow Agreement to be executed the day and year first above written.

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